Exhibit 99.2

American Seafoods Group LLC

Unaudited Pro Forma Condensed Consolidated Financial Statements

As of September 30, 2002 and for the year ended December 31, 2001 and nine months ended September 30, 2002

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of American Seafoods Group LLC (ASG) and Southern Pride Catfish Company, Inc. (SPC). Effective as of December 16, 2002, ASG purchased substantially all of the assets of SPC, an Alabama corporation engaged in the business of catfish harvesting, processing and distribution. The acquired assets include, among other things, certain real property, fixtures, equipment, accounts receivable, intellectual property, customer and other contracts, and cash on hand. The purchase price was approximately $41.8 million in cash. In addition, ASG assumed substantially all of the liabilities of SPC, other than certain specifically excluded liabilities, and paid off bank debt of SPC in the amount of $2.35 million. The acquisition was financed with additional indebtedness of $50 million under ASG’s senior credit facility. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of substantially all of the assets and liabilities of SPC (the Acquisition) as if the Acquisition had occurred on September 30, 2002. Allocations of costs of the Acquisition are preliminary. The unaudited pro forma condensed consolidated statements of operations give effect to the Acquisition as if the Acquisition had been consummated on January 1, 2001.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. Management believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition; however, the unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Acquisition been consummated on the date or for the periods indicated and do not purport to indicate consolidated balance sheet data or results of operations as of any future date or for any future period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the SPC financial statements and related notes included in this Form 8-K/A and the ASG unaudited condensed consolidated financial statements and related notes included in ASG’s Form 10-Q as of and for the nine months ended September 30, 2002 and the ASG financial statements and related notes as of and for the year ended December 31, 2001, included in ASG’s registration statement on Form S-4 dated October 16, 2002.

AMERICAN SEAFOODS GROUP LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2002

(In thousands)

	ASG	SPC	Pro Forma Adjustments		Pro Forma
Assets:
Cash	$376	$1,292	$4,281	(a)	$5,949
Receivables, net	36,610	8,170			44,780
Inventories	49,235	2,637	237	(b)	52,109
Other current assets	26,599	385			26,984

Total current assets	112,820	12,484	4,518		129,822

Property, vessels, plant, and equipment, net	223,112	16,191	10,052	(c)	249,355
Other assets:
Deferred financing fees, net	32,624	—	963	(d)	33,587
Other noncurrent assets, net	112,506	—	4,904	(e)	117,410
Goodwill, net	33,021	—	6,066	(f)	39,087

Total assets	$514,083	$28,675	$26,503		$569,261

Liabilities and members’ deficit / stockholder’s equity:
Current portion of long-term debt and notes payable	$15,735	$2,350	$(2,350	)(g)	$15,735
Other current liabilities	49,898	5,456	(278	)(h)	55,076

Total current liabilities	65,633	7,806	(2,628)		70,811

Long-term debt, net of current portion	489,574	—	50,000	(i)	539,574
Other non-current liabilities	18,927	—			18,927
Members’ deficit / stockholder’s equity	(60,051)	20,869	(20,869)		(60,051)

Total liabilities and members’ deficit/ stockholder’s equity	$514,083	$28,675	$26,503		$569,261

AMERICAN SEAFOODS GROUP LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(In thousands)

	ASG	SPC	Pro Forma Adjustments		Pro Forma
Revenue	$336,839	$101,730			$438,569
Cost of sales	209,600	79,641	(476	)(j)	290,556
			1,791	(k)

Gross profit	127,239	22,089	(1,315)		148,013

Selling, general and administrative expenses	59,855	17,992	(2,447	)(l)	75,400
Amortization and depreciation of other assets	33,877	388	520	(m)	34,785

Operating profit	33,507	3,709	612		37,828

Interest income (expense), net	(34,872)	50	(2,524	)(n)	(37,484)
			(138	)(o)
Other income (expense), net	17,641	(54)			17,587

Income before income taxes	16,276	3,705	(2,050)		17,931
Income tax benefit	(13)	—	—		(13)

Net income	$16,289	$3,705	$(2,050)		$17,944

AMERICAN SEAFOODS GROUP LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(In thousands)

	ASG	SPC	Pro Forma Adjustments		Pro Forma
Revenue	$251,235	$74,813			$326,048
Cost of sales	143,451	57,100	(462	)(j)	201,432
			1,343	(k)

Gross profit	107,784	17,713	(881)		124,616

Selling, general and administrative expenses	58,318	12,776	69	(l)	71,163
Amortization and depreciation of other assets	4,986	234	390	(m)	5,610

Operating profit	44,480	4,703	(1,340)		47,843

Interest income (expense), net	(27,749)	23	(2,019	)(n)	(29,848)
			(103	)(o)
Other income (expense), net	(551)	(103)			(654)

Income before income taxes	16,180	4,623	(3,462)		17,341

Income tax provision	48	—			48

Income from continuing operations	16,132	4,623	(3,462)		17,293

Discontinued operations	(445)	—			(445)

Net income	$15,687	$4,623	$(3,462)		$16,848

AMERICAN SEAFOODS GROUP LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands)

As of September 30, 2002 and for the Year Ended December 31, 2001

and Nine Months Ended September 30, 2002

These pro forma adjustments take into consideration that ASG management has allocated the cost of acquiring SPC to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisition. These estimates are preliminary and actual results could differ from these estimates. Asset lives were estimated considering provisions that impact the useful life as well as demand, competition and other factors.

(a)	Adjustment for the cash retained by ASG of $4,886 from the proceeds of the debt used to fund the Acquisition less $605 of transaction costs paid by ASG.

(b)	Inventories purchased as part of the Acquisition were recorded at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort.

(c)	Property, plant, and equipment purchased as part of the Acquisition were recorded at amounts based on estimates of fair value.

(d)	Financing fees associated with the additional funding used to complete the acquisition were recorded as deferred financing fees based on amounts incurred.

(e)	Other non-current assets include tradename, customer relationships and a non-compete agreement at estimated fair values.

(f)	Goodwill represents the excess of cost over the fair value of net assets purchased as part of the Acquisition. The goodwill reflected on this pro forma balance sheet differs from the amount that will actually be recorded because the pro forma balance sheet is as of September 30, 2002 whereas the acquisition closed on December 16, 2002 .

(g)	At closing, ASG repaid the existing SPC debt balance.

(h)	The contingent liability relating to the National Labor Relations Board matter was not assumed as part of the Acquisition.

(i)	The Acquisition was funded by debt of $50,000.

(j)	Adjustment for the amounts paid to the SPC selling shareholder for catfish purchases in excess of amounts that would be due based on a catfish supply agreement entered into contemporaneously with the Acquisition.

(k)	Adjustment is to adjust for additional depreciation of production-related assets resulting from the step-up to fair values.

(l)	Adjustment for the difference between historical compensation and bonuses paid to the SPC selling shareholder and the amounts to be paid to the SPC selling shareholder subsequent to the Acquisition based on an employment agreement entered into contemporaneously with the Acquisition.

AMERICAN SEAFOODS GROUP LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands)

(m)	Adjustment for amortization of the fair value of customer relationships and the tradename over their estimated lives of ten years and amortization of the non-compete agreement over the contractual life of five years.

(n)	Adjustment for interest cost of the funds borrowed to complete the acquisition at 5.2% and 5.5% for the year ended December 31, 2001 and nine months ended September 30, 2002, respectively. These interest rates are based on the average interest rates on the outstanding ASG senior notes. Interest expense of $76 and $44, respectively, was eliminated as it related to existing SPC debt that was repaid as part of the Acquisition. A change of 1/8% in the interest rate would result in a change to interest expense of $63 for the year ended December 31, 2001 and $47 for the nine months ended September 30, 2002.

(o)	Adjustment for amortization of the deferred financing fees over the remaining term of the debt through its maturity date of March 31, 2009, using the straight-line method, which approximates the effective interest method for the periods presented.

(p)	SPC incurred and expensed approximately $350 of costs associated with the Acquisition during the nine months ended September 30, 2002. There is no pro forma adjustment for these costs because they will not have a continuing impact.

(q)	Inventories purchased in connection with the Acquisition were recorded at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort. The expensing of the inventory step-up of $237 is not reflected as a pro forma adjustment because it will not have a continuing impact.